UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Cash Bonus Plan

On February 10, 2016, the Board of Directors (the “Board”) of AcelRx Pharmaceuticals, Inc. (the “Company”) approved a cash bonus plan for the Company’s employees for the 2016 fiscal year, under which the Company’s named executive officers are participants. The cash bonus plan is summarized in Exhibit 10.1 hereto and incorporated herein by reference.

Severance Benefit Plan

                On February 10, 2016, the Board approved a Severance Benefit Plan (the “Plan”) for certain of its executives, under which the Company’s named executive officers are participants (each an “Executive”). The Plan replaces existing change of control and severance agreements with each Executive.

The Plan provides that if an Executive’s employment with the Company is terminated by the Company without cause or by the Executive for good reason (as such terms are defined in the Plan) (an “Involuntary Termination”), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum severance payment equal to 6 months of the monthly base salary the Executive was receiving immediately prior to such termination date (“Base Salary”); and (ii) up to 6 months of reimbursement for premiums paid for COBRA coverage for the Executive and his or her eligible dependents.

The Plan further provides that if an Executive’s Involuntary Termination occurs within 3 months prior to or within 18 months after a change in control (as such term is defined in the Plan) of the Company (a “Change in Control Termination”), the Executive will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum payment equal to the sum of (1) 9 months of the Executive’s Base Salary and (2) an amount equal to the greater of 75% of the Executive’s target bonus opportunity (the “Target Bonus”) or a pro rata amount of the Executive’s Target Bonus for the calendar year in which the termination occurs prorated on a daily basis from the beginning of the year up to the termination date; (ii) up to 9 months of reimbursement for premiums paid for COBRA coverage for the Executive and his or her eligible dependents; (iii) 100% vesting and exercisability of all outstanding unvested time-based vesting stock awards held by the Executive as of the date of the Change in Control Termination, to the extent such stock awards are outstanding, assumed, substituted or otherwise continued in connection with the Change in Control (each, an “Assumed Award”), contingent upon the closing of the Change in Control; and (iv) the extended exercisability of each Assumed Award until the earlier of 6 months after the Executive’s termination date and the expiration date of the award.

The Plan also provides that in the event that an outstanding unvested time-based vesting stock award does not become an Assumed Award in connection with a Change in Control, each such outstanding stock award will become 100% vested and exercisable immediately prior to the effective date of the Change in Control.

This brief description of the Severance Benefit Plan is qualified in its entirety by reference to the provisions of the Severance Benefit Plan, which is attached as Exhibit 10.2 to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	2016 Cash Bonus Plan Summary.
10.2	Severance Benefit Plan effective as of February 10, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Jane Wright-Mitchell
Jane Wright Mitchell
Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	2016 Cash Bonus Plan Summary.
10.2	Severance Benefit Plan effective as of February 10, 2016.